Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63023 on Form S-8 of our report dated June 22, 2007 relating to the financial statements and financial statement schedule of Northeast Utilities Service Company 401k Plan, appearing in this Annual Report on Form 11-K of Northeast Utilities Service Company 401k Plan for the year ended December 31, 2006.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP

Hartford, Connecticut
June 22, 2007